     EXHIBIT 21.1
LIST OF SUBSIDIARIES

NAME	SATE OF ORGANIZATION
1400 Cavalier, LLC	Delaware
1434 Crossways Boulevard I, LLC	Delaware
1434 Crossways Boulevard II, LLC	Delaware
1441 Crossways Boulevard II, LLC	Delaware
15395 John Marshall Highway, LLC	Delaware
403 & 405 Glenn Drive Manager, LLC	Virginia
403 & 405 Glenn Drive, LLC	Virginia
4212 Tech Court, LLC	Virginia
Airpark Place Holdings, LLC	Delaware
Airpark Place, LLC	Delaware
Aquia One, LLC	Delaware
Aquia Two, LLC	Delaware
Bren Mar Holdings, LLC	Delaware
Bren Mar, LLC	Delaware
Columbia Holdings Associates LLC	Delaware
Crossways Associates LLC	Delaware
Crossways II LLC	Delaware
Crossways Land, LLC	Virginia
Enterprise Center I, LLC	Delaware
Enterprise Center Manager, LLC	Delaware
First Potomac Realty Investment Limited Partnership	Delaware
First Rumsey LLC	Delaware
First Snowden LLC	Delaware
First Potomac Management LLC	Delaware
Greenbrier Holding Associates LLC	Delaware
Greenbrier/Norfolk Holding LLC	Delaware
Greenbrier/Norfolk Investment LLC	Delaware
GTC II First LLC	Delaware
Herndon Corporate Center, LLC	Delaware
Interstate Plaza Holding LLC	Delaware
Interstate Plaza Operating LLC	Delaware
Newington Terminal Associates, LLC	Virginia
Newington Terminal LLC	Delaware
Kristina Way Investments LLC	Delaware
Norfolk First LLC	Delaware
Rumsey First LLC	Delaware
Rumsey/Snowden Holding LLC	Delaware
Rumsey/Snowden Investment LLC	Delaware
Snowden First LLC	Delaware
Tech Court, LLC	Virginia
First Potomac TRS Holdings, Inc	Virginia
FP Campostella Road, LLC	Delaware
FP Diamond Hill, LLC	Delaware
FP Gateway Center, LLC	Maryland
FP Gateway West II, LLC	Maryland
FP Girard Business Center, LLC	Maryland
FP Girard Place, LLC	Maryland
FP Goldenrod Lane, LLC	Maryland
FP Gude Manager, LLC	Maryland
FP Gude, LLC	Maryland
FP Navistar Investors, LLC	Maryland
FP Navistar Manager, LLC	Delaware
FP Northridge, LLC	Virginia
FP Patrick Center, LLC	Maryland
FP Properties II, LLC	Maryland
FP Properties, LLC	Delaware
FP Prosperty, LLC	Virginia
FP Realty Investment Manager, LLC	Delaware
FP Rivers Bend, LLC	Virginia
FP Van Buren, LLC	Delaware
FP West Park, LLC	Maryland
FPR General Partner, LLC	Delaware
FPR Holdings Limited Partnership	Delaware
Gateway Hampton Roads, LLC	Virginia
Gateway Manassas I, LLC	Delaware
Gateway Manassas II, LLC	Delaware
Glenn Dale Business Center, LLC	Maryland
Greenbrier Land, LLC	Virginia
Landover Owings Mills, LLC	Delaware
Linden I Managers, LLC	Delaware
Linden I, LLC	Delaware
Linden II, LLC	Delaware
Linden III, LLC	Virginia
Lucas Way Hampton, LLC	Virginia
Norfolk Commerce Park LLC	Delaware
Norfolk Land, LLC	Virginia
Plaza 500, LLC	Delaware
Reston Business Campus, LLC	Delaware
Virginia Center, LLC	Delaware